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                       PREFERRED STOCK PURCHASE AGREEMENT

                                  By and Among

                              EMERITUS CORPORATION


                                   as Seller,


                                       and


                              MERIT PARTNERS, LLC,


                                  as Purchaser.


                           ---------------------------

                          Dated as of October 24, 1997

                           ---------------------------

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

                       PREFERRED STOCK PURCHASE AGREEMENT


     PREFERRED STOCK PURCHASE AGREEMENT, dated as of October 24, 1997, by and among EMERITUS CORPORATION, a Washington corporation (the "Company"), as seller, and Merit Partners, LLC, a New York limited liability company ("Purchaser"), as purchaser.

                                R E C I T A L S :


     A. The Company proposes to issue and sell to the Purchaser for cash 25,000 shares (the "Preferred Shares") of its 9% Cumulative Convertible Exchangeable Redeemable Preferred Stock, par value $.0001 per share (the "Preferred Stock").


     B. The Preferred Shares will be issued pursuant to and subject to the terms and conditions of this Agreement (the term "this Agreement" as used herein or in any Exhibit or Schedule hereto shall mean this Agreement and the Exhibits and Schedules hereto individually and collectively as they may from time to time be modified or amended).


                               A G R E E M E N T :

     The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     Section 1.1. Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, either (i) any Subsidiary of such Person, or (ii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble of this Agreement.

     "AMEX" is defined in Section 3.1(g) of this Agreement.

     "Business Day" means any day except Saturday, Sunday and any day that is a legal holiday or on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Closing" has the meaning provided therefor in Section 2.1 of this Agreement.

     "Closing Date" means the date that the Closing actually occurs.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Designation" means that certain statement of designation of rights and preferences and other characteristics of the Series A Convertible Exchangeable Redeemable Preferred Stock of Seller, annexed hereto as Exhibit A, pursuant to which the Preferred Stock was authorized by the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Losses" means all damages, losses, penalties, fines, settlement payments, obligations to third parties, claims, costs or expenses actually suffered or incurred by such Person excluding any consequential, special or punitive damages.

     "Operating Agreement" means the operating agreement of Purchaser, dated as of October 24, 1997, by and between Merit Operating, LLC and Merit Investor, LLC.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Shares" has the meaning set forth in the preamble of this Agreement.

     "Preferred Stock" has the meaning set forth in the preamble of this Agreement.

     "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

     "Registration Rights Agreement" means the certain registration rights agreement annexed hereto as Exhibit B.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" is defined in Section 3.1(l) of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shareholders' Agreement" means that certain shareholders' agreement annexed hereto as Exhibit C.

     "Subsidiary" means, with respect to any Person, (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or
(ii) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Transaction Documents" is defined in Section 3.1(d) of this Agreement.

     Section 1.2. Construction. When used herein the words "herein", "hereunder", "hereby", "hereof" and similar words refer to this Agreement as a whole. All references to a party's "knowledge" refer to actual knowledge and not to any constructive or imputed knowledge.

                                   ARTICLE II

                               PURCHASE OF SHARES


     Section 2.1. Purchase of Shares; the Closing.

     (a) On the terms and subject to the conditions herein set forth, the Company shall sell to Purchaser and Purchaser shall purchase from the Company on the Closing Date the Preferred Shares for a purchase price of $25,000,000.

     (b) The purchase and sale of the Preferred Shares shall take place at a closing (the "Closing") to be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 10:00 a.m. local time, on the date hereof.

     (c) Delivery of the Preferred Shares shall be made at the Closing by delivery to Purchaser, against payment of the purchase price therefor provided in Section 2.1(a), of a stock certificate representing the Preferred Shares duly registered in the name of Purchaser.

     (d) Payment of the purchase price to the Company for the Preferred Shares shall be made by wire transfer of same day funds pursuant to the Company's written instructions.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     Section 3.1. Representations and Warranties of the Company.

     In order to induce Purchaser to purchase the Preferred Shares, the Company hereby represents and warrants to, and agrees with, Purchaser and its successors, endorsees and assigns that:

          (a) Statement of Designation. The Company has filed the Designation with the Secretary of State of the State of Washington. The Designation and the resolutions of the Company's Board of Directors contained therein are in full force and effect.

          (b) Organizational Documents. The Company has delivered to Purchaser an accurate and complete copy of (a) its Restated Articles of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Washington, and (b) its Amended and Restated By-laws and all amendments thereto, certified by its Secretary or Assistant Secretary.

          (c) Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where standing to so qualify or be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect on its business, operations, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

          (d) Power and Authority. The Company has all corporate power and authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it. The Company has all corporate power and authority necessary to issue the Preferred Shares pursuant to the Designation, and to execute, deliver, and perform its obligations under this Agreement, the Registration Rights Agreement and the Shareholders' Agreement (collectively, the "Transaction Documents").

          (e) Corporate Action. The Company has taken all corporate action required to authorize the issuance of the Preferred Shares pursuant to the Designation and the execution, delivery and performance of the Transaction Documents.

          (f) Due Execution and Delivery. The Company has duly executed and delivered each of the Transaction Documents. The certificates representing the Preferred Shares have been duly and properly authorized, executed and delivered pursuant to the Designation.

          (g) Consents; Governmental Approvals. No consent or approval of any person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the Preferred Shares, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (i) the approval of the Board of Directors of the Company, (ii) the filing of the Designation in the state of Washington, and (iii) filings with the SEC, the American Stock Exchange ("AMEX") and under state securities laws that may be required; in the cases of (i) and (ii) above, each of which shall have been obtained or made prior to or simultaneously with the closing of the sale of Preferred Shares on the Closing Date.

          (h) Binding Effect. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies and except as rights to indemnification and contribution may be limited under federal and state securities laws.

          (i) Absence of Conflicts. The issuance of the Preferred Shares and the execution, delivery and performance of the Transaction Documents by the Company do not and will not (i) conflict with or violate any provision of the Restated Articles of Incorporation or Amended and Restated By-laws of the Company, (ii) conflict with or result in a violation, breach or default by the Company under (x) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it, or (y) any material provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Closing, or by which or to which it or any of its property or assets is now or immediately after the Closing will be bound or subject, or (iii) result in the creation or imposition of any lien, encumbrance or other charge on any of its properties or assets.

          (j) No Defaults. None of the Company or its Subsidiaries is, or immediately after the Closing will be, in default under or in violation of
     (i) its Restated Articles of Incorporation or Amended and Restated By-laws,
     (ii) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (iii) any other agreement or instrument to which it is a party, (iv) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (v) any license, permit, certification or approval requirement of any customer, supplier, governmental authority or other person, in any way that could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company or the Company's ability to perform its obligations under any of the Transaction Documents.

          (k) Capitalization and Stockholders. The entire authorized, issued and outstanding capital stock of the Company was as set forth in the SEC Documents, on and as of the dates indicated therein. Immediately after the Closing, all outstanding shares of capital stock will be duly and validly issued and after the Closing, except as described in the SEC Documents and other public announcements by the Company, and except for the Preferred Shares, there will be no options, warrants or other rights outstanding or proposed involving the issuance of any additional shares of capital stock of the Company, and except for (i) the Registration Rights Agreement, (ii) that certain registration rights agreement, dated as of February 8, 1996, between the Company and holders of its 6.25% Convertible Subordinated Debentures due 2006 and (iii) that certain shareholder agreement, dated as of April 17, 1995, between Assisted Living of America, Inc. and various other parties, there will be no agreements or other instruments providing registration rights to stockholders or holders of other securities of the Company.

          (l) SEC Documents. (i) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchaser true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1995 and 1996 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1996, and
     (iii) each other report, registration
     statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

          (ii) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (m) Financial Statements. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (n) No Material Adverse Change. Since June 30, 1997, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, there has been no material adverse change in the businesses, properties, prospects, operations or financial condition of the Company and its Subsidiaries, except as otherwise disclosed or reflected in other SEC Documents, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

          (o) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries, or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

          (p) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares.

          (q) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares under the Securities Act.

          (r) Brokers. The Company represents and warrants that it has employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated.

          (s) Untrue or Misleading Statements. Neither this Agreement nor any other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company to the Purchaser in connection with the transactions contemplated by this Agreement, (including the SEC Documents but excluding any financial forecasts or projections furnished to or reviewed by the Purchaser), when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statement were made.

          (t) Reservation of Common Stock. As of the Closing, the Company shall have reserved for issuance, and will at all times keep available, a sufficient number of shares of Common Stock to permit the conversion of all

     Preferred Shares into Common Stock. Such Common Stock when issued upon such conversion will be duly authorized, fully paid and nonassessable.

          (u) Status of Shares. The Preferred Shares, upon issuance by the Company following receipt of the consideration provided for herein and satisfaction of the other conditions set forth herein, will be duly authorized, fully paid and nonassessable.

          (v) Government Regulations. The Company is not (i) an "investment company" as defined in or subject to regulation under the Investment Company Act of 1940, as amended, or controlled by an "investment company", or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

     Section 3.2. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company, as of the date hereof, as follows:

     (a) Investment Intent. The Preferred Shares to be acquired hereunder are being acquired for its own account with no intention of distributing or reselling such Preferred Shares or any part thereof or interest therein in any transaction that would be in violation of the securities laws of the United States or any State. It is understood that the certificates evidencing the Preferred Shares may bear one or more legends, including a legend substantially as follows:

     The securities evidenced by this certificate have not been registered under the Act, or applicable state securities law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (ii) this corporation receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or
     (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

     (b) Transfer Restrictions. Purchaser acknowledges that the Preferred Shares are subject to restrictions on transfer and represents and warrants that it has reviewed and is fa-miliar with the provisions of the Designation and the Transaction Documents which impose such restrictions.

     (c) Purchaser Status. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Exchange Act, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares to be acquired hereunder, has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

     (d) Authorization; Execution. The purchase of the Preferred Shares to be acquired hereunder has been duly and properly authorized by the Purchaser by all necessary action and the Transaction Documents have been duly executed and delivered by it and neither the purchase of the Preferred Shares to be acquired hereunder nor the execution and performance of the Transaction Documents conflicts with or violates its operating agreement or any law, regulation or court order applicable to it or any other agreement to which it is subject.

     (e) Purchaser's Investigation. Purchaser has made such examination, review and investigation of facts and circumstances necessary to evaluate the purchase of the Preferred Shares to be acquired hereunder as it has deemed necessary or appropriate and has made its own investment determination and analysis based upon such information as Purchaser deemed sufficient to enter into this Agreement and not based on any statements or representations by the Company.

     (f) Organization; Organizational Documents. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted except where a lack of such power would not reasonably be expected to have a material adverse effect upon the financial condition, business, or results of operations of Purchaser. Purchaser has all the power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents. Purchaser has delivered to the Company an accurate and complete copy of (i) its Articles of Organization, certified by the Secretary of State of the State of New York and (ii) the Operating Agreement.

     (g) Consents; Governmental Approvals. No consent or approval of any person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made by or on behalf of Purchaser in connection with the purchase of the Preferred Shares, the execution, delivery or performance by the Purchaser of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for the approval of Merit Operating, LLC, a New York limited liability company and the managing member of Purchaser; such approval shall have been obtained or made to or simultaneously with the closing of the sale of Preferred Shares on the Closing Date.

     (h) Binding Effect. Each of the Transaction Documents is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies and except as rights to indemnification and contribution may be limited under federal and state securities laws.


                                   ARTICLE IV

                     CONDITIONS TO OBLIGATIONS OF PURCHASER


     The obligation of Purchaser to purchase Preferred Shares hereunder on the Closing Date shall be subject to the satisfaction of each of the following conditions precedent on the Closing Date:

     Section 4.1. Representations. All representations and warranties made in this Agreement, any other Transaction Document and in any other agreement, certificate or instrument furnished to Purchaser in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Preferred Shares.

     Section 4.2. No Material Adverse Change. Purchaser shall be satisfied that no event, circumstance or condition shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

     Section 4.3. Suspension of Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC or any exchange on which it is listed for trading (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by such exchange(s) shall not have been suspended or limited.

     Section 4.4. Registration Rights Agreement. The Company shall have executed and delivered to Purchaser a Registration Rights Agreement substantially in the form of Exhibit B attached hereto.

     Section 4.5. Shareholders' Agreement. The Company shall have executed and delivered to Purchaser a Shareholders' Agreement substantially in the form of Exhibit C attached hereto.

     Section 4.6. Legal Opinion. The Company shall have delivered to Purchaser the executed legal opinion of counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and their counsel.

     Section 4.7. Additional Documents. Purchaser shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as the Purchaser shall reasonably request in connection with this Agreement, the Preferred Shares and the transactions herein and therein contemplated, all of which shall be in form and in substance reasonably satisfactory to Purchaser and its counsel.

     Section 4.8. Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Purchaser.

     Section 4.9. No Governmental Proceeding or Litigation. At the Closing Date, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body, or legal or administrative proceeding by any governmental body shall have been instituted, or threatened in writing, which questions the validity or legality of the transactions contemplated hereby.


                                    ARTICLE V

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS


     The obligations of the Company under this Agreement to consummate the sale of the Preferred Shares to be acquired by Purchaser hereunder and the other transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     Section 5.1. Representations and Warranties True. The representations and warranties contained in Section 3.2 hereof are true and accurate in all material respects as of the date when made (or with respect to those representations stated to be as of a different date, as of such date).

     Section 5.2. Performance of Covenants. Purchaser shall have performed and complied, in all material respects, with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     Section 5.3. No Governmental Proceeding or Litigation. At the Closing Date, no order, injunction, decree or judgment of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body, or legal or administrative proceeding by any governmental body shall have been instituted, or threatened in writing, which questions the validity or legality of the transactions contemplated hereby.

     Section 5.4. Shareholders' Agreement. Purchaser shall have executed and delivered to the Company a Shareholders' Agreement substantially in the form of Exhibit C attached hereto.

     Section 5.5 Legal Opinion. Purchaser shall have delivered to the Company the executed legal opinion of counsel to Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Company and their counsel.

     Section 5.6 Additional Documents. The Company shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as the Company shall reasonable request in connection with this Agreement, the Preferred Shares and the transactions herein and therein contemplated, all of which shall be in form and in substance reasonably satisfactory to the Company and its counsel.

     Section 5.7 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Company.


                                   ARTICLE VI

                       ADDITIONAL COVENANTS OF THE COMPANY


     The Company covenants and agrees that:

     Section 6.1. Registration and Listing. The Company will use its best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will use its best efforts to continue the listing or trading of its Common Stock on the AMEX or Nasdaq National Market and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or Nasdaq, as the case may be.

     Section 6.2. Financial Statements and Information. The Company will furnish or cause to be furnished to the Purchaser the following financial statements and information:

          (a) All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

          (b) With reasonable promptness, (i) all financial statements or reports (including comment letters to management) furnished to the Company by its independent certified public accountants, and (ii) all press releases other than press releases dealing with the sale of its products in the usual and ordinary course of its business.

     Section 6.3. Use of Proceeds. The Company will use the proceeds received from the sale of Preferred Shares (a) for general corporate purposes and real estate and corporate acquisitions and (b) to fund the legal and other reasonable expenses of the transactions contemplated by this Agreement and all other agreements delivered in connection herewith and therewith.

     Section 6.4. Expenses. The Company will pay all reasonable out-of-pocket expenses of Purchaser in connection with this Agreement and the transactions contemplated hereby.

     Section 6.5. Public Announcements; Confidentiality. Except as agreed by the Company and the Purchaser and except for such disclosures as may be required by law, legal process or regulatory authority, neither party hereto shall issue any press release or otherwise make any announcement or disclosure concerning the transactions herein contemplated unless such information is already in the public domain.

     Section 6.6. Sales and Transfer Taxes. All transfer taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.


                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION


     Section 7.1. Survival of Agreements. The representations and warranties of the Company and of Purchaser set forth in Article III hereof shall survive the Closing until the second anniversary of the date of this Agreement.

     Section 7.2. Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser from and against any and all Losses suffered or incurred by Purchaser as a result of the breach or incorrectness of any representation and warranty of the Company set forth in Section 3.1 of this Agreement. Purchaser shall promptly notify the Company in writing of the occurrence of any event, or of its discovery of any facts, which in Purchaser's opinion entitle or may entitle it to indemnification hereunder. Purchaser's failure to do so shall not preclude it from seeking indemnification hereunder from the Company unless such failure has materially prejudiced the Company's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, the Company shall have the right to defend such claims by counsel of their choosing and to direct or control the defense and settlement thereof. Purchaser shall cooperate in all reasonable respects with such counsel. In no event shall the indemnification obligations of the Company exceed the aggregate sale price of the Preferred Shares sold by the Company pursuant to this Agreement, plus reasonable legal fees and expenses.

     Section 7.3. Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company from and against any and all Losses suffered or incurred by the Company as a result of the breach or incorrectness of any representation and warranty of the Company set forth in Section 3.2 of this Agreement. The Company shall promptly notify Purchaser in writing of the occurrence of any event, or of its discovery of any facts, which in the Company's opinion entitle or may entitle it to indemnification hereunder. The Company's failure to do so shall not preclude it from seeking indemnification hereunder from Purchaser unless such failure has materially prejudiced Purchaser's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, Purchaser shall have the right to defend such claims by counsel of its choosing and to direct or control the defense and settlement thereof. The Company shall cooperate in all reasonable respects with such counsel. In no event shall the indemnification obligations of the Purchaser exceed the aggregate purchase price of the Preferred Shares purchased by the Purchaser pursuant to this Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to it under the Exchange Act or state securities laws.

                                  ARTICLE VIII

                                  MISCELLANEOUS


     Section 8.1. No Waiver; Modifications in Writing. (a) No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity. No waiver of or consent to any departure by the Company or Purchaser from any provision of this Agreement shall be effective unless in writing and signed by the party entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the Company and Purchaser. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     Section 8.2. Notices. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, and, if to Purchaser, addressed to Purchaser at:

                  Merit Partners, LLC
                  299 Park Avenue, 33rd Floor
                  New York, New York  10022

                  Attention:  Richard J. Sabella

                  With a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005

                  Attention:  Jonathan I. Mark, Esq.
                  Telephone:  (212) 701-3000
                  Telecopy:   (212) 269-5420
or to such other address as Purchaser may designate to the Company in writing and, if to the Company, addressed to the Company at:

                  Emeritus Corporation
                  3131 Elliot Avenue
                  Suite 500
                  Seattle, Washington  98121

                  Attention:  Kelly J. Price
                  Telephone:  (206) 298-2909
                  Telecopy:   (206) 301-4500

                  With a copy to:

                  Perkins & Coie
                  1201 Third Avenue
                  Seattle, Washington  98101

                  Attention:  Michael E. Stansbury, Esq.
                  Telephone:  (206) 583-8771
                  Telecopy:   (206) 583-8500

or to such other address as the Company may designate in writing. All such notices and demands shall be deemed given when received.

     Section 8.3. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 8.4. Binding Effect; Assignment. The rights of Purchaser or the Company under this Agreement may not be assigned to any other Person except with the prior written consent of the other parties hereto. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and Purchaser, and their respective successors and permitted assigns.

     Section 8.5. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN

ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     (b) THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE PREFERRED SHARES OR THE SECURITIES INTO WHICH THEY MAY BE CONVERTED OR FOR WHICH THEY MAY BE EXCHANGED.

     (c) Upon breach or default by the Company with respect to any obligation hereunder, under the Preferred Shares or the Securities into which they may be converted or for which they may be exchanged, the Purchaser (or its agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     Section 8.6. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.7. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 8.8. No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto or its Affiliates.

     Section 8.9. Entire Agreement. This Agreement and agreements executed contemporaneously herewith constitute the entire agreement among the parties with respect to the purchase and sale of the Preferred Shares to be acquired by Purchaser hereunder, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein.

     Section 8.10. Further Assurances. Each of the Company and the Purchaser will execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                             EMERITUS CORPORATION


                             By: /s/ Kelly J. Price
                                 ----------------------------
                                 Name:  Kelly J. Price
                                 Title: Vice President of Finance,
                                        Chief Financial Officer and Secretary


                             MERIT PARTNERS, LLC


                             By:  MERIT OPERATING, LLC


                             By:  NORTHSTAR OPERATING, LLC



                             By: /s/ David Hamamoto
                                 -----------------------------
                                 Name:  David Hamamoto
                                 Title: Authorized Signatory

                                                                       EXHIBIT A


                                   DESIGNATION
                            OF RIGHTS AND PREFERENCES
                                       OF
          SERIES A CONVERTIBLE EXCHANGEABLE REDEEMABLE PREFERRED STOCK
                                       OF
                              EMERITUS CORPORATION
                            ------------------------


     A series of Preferred Stock of Emeritus Corporation (the "Company") is hereby designated with the rights, preferences, privileges and limitations set forth below.

     1. Designation and Amount.

     The shares of such series shall be designated "Series A Convertible Exchangeable Redeemable Preferred Stock" (the "Series A Preferred Stock"), $.0001 par value, with a stated value of $1,000 per share and the number of shares constituting the Series A Preferred Stock shall be 25,000.

     2. Dividends.

     (a) Rate and Payment. The holders of record of shares of the Series A Preferred Stock, when and as declared by the Board of Directors out of any assets legally available therefor, shall be entitled to receive cumulative dividends at the rate per annum and per share equal to the Accrual Rate (as defined below) of the stated value per share of the Series A Preferred Stock. Such dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year ("Dividend Payment Dates") commencing January 1, 1998, until the earlier to occur of (i) the date of any conversion, exchange or redemption of the Series A Preferred Stock (but only with respect to those shares of Series A Preferred Stock so converted, exchanged or redeemed) or (ii) October 24, 2004 (the "Maturity Date"). Dividends on outstanding Series A Preferred Stock shall accrue from the date of original issuance of such Series A Preferred Stock. If the holders of record of shares of the Series A Preferred Stock do not receive on a Dividend Payment Date the full dividends provided for above, such dividends shall cumulate, whether or not earned or declared. Whenever, at any time or times, cash dividends shall be in arrears in an amount equal to six (6) full consecutive quarterly dividends, accrued and unpaid dividends shall be compounded quar-terly (retroactive to the date on which dividends were last paid) commencing at the time such sixth quarterly dividend is due and payable and ending when the number of unpaid dividends has been reduced below six by payment of some or all of the dividends in arrears. The amount of any dividends "accrued" on any share of the Series A Preferred Stock at any date shall be calculated as the amount of any unpaid dividends accumulated to and including the date as of which the calculation is made, compounded as set forth above, whether or not earned or declared. "Accrual Rate" means 9% per annum unless the Company shall be in default in payment of dividends or performance of its obligations hereunder, in which case and for which periods such rate shall be 11% per annum.

     (b) Restricted Payments; Dividend Arrearages. So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Company's Common Stock, par value $.0001 per share ("Common Stock"), nor shall any shares of Common Stock, or any other security junior to the Series A Preferred Stock, be acquired by the Company for consideration other than consideration constituting capital stock of the Company, unless all dividends then payable on the Series A Preferred Stock shall have been paid or declared and payment thereof provided for.

     3. Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock shall be entitled to receive a preferential amount equal to $1,000 for each share of Series A Preferred Stock then held by them (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) (the "Liquidation Preference") plus an amount equal to any accrued but unpaid dividends, prior and in preference to any such distribution to the holders of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock; provided, however, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the Company's payments with respect to the liquidation preferences of the holders of capital stock of the Company, if any, ranking senior as to liquidation rights to the Series A Preferred Stock are fully met. Upon receipt of such amount, the holders of the Series A Preferred Stock shall have no further rights to participate in any remaining assets of the

Company. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) A reorganization, consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

     4. Redemption.

     (a) Mandatory Redemption. The Company shall be obligated to redeem on the Maturity Date (to the extent such redemption shall not violate any applicable provisions of the laws of the State of Washington), at a price per share equal to the Liquidation Preference thereof, together with any accrued but unpaid dividends, all of the shares of Series A Preferred Stock. If the Company is unable on the Maturity Date to redeem the Series A Preferred Stock because such redemption would violate the applicable laws of the State of Washington, then the Company shall redeem such shares as soon thereafter as redemption would not violate such laws.

     (b) Optional Redemption.

     (i) At any time on or after October 24, 2001, the Company may redeem all, or any portion, of the Series A Preferred Stock then outstanding, if the Sale Price (as defined below) of the Common Stock in its principal trading market is at least 130% of the then effective Conversion Price (as defined below) in effect for any 20 Trading Days out of any 40 consecutive Trading Days ending not more than five Trading Days prior to the date the notice of redemption is mailed at the redemption price per share equal to 105% of the Liquidation Preference, together with any accrued and unpaid dividends on such shares. The Company shall effect each such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder thereof.

     (ii) For purposes of this statement of designation, the date of any redemption pursuant to subsection 4(b)(i) is hereinafter referred to as an "Optional Redemption Date." For purposes of this statement of designation, "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business; the "Sale Price" of Common Stock shall be the reported closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, in the case no such sale price is so reported on such day, the closing bid price quotation therefor on the NASDAQ, or, in case no such quotation is available, the price determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

     (c) Redemption Procedures.

     (i) For purposes of this statement of designation, "Redemption Date" shall refer to the Maturity Date or any Optional Redemption Date, and the applicable redemption price per share as at such Redemption Date is hereinafter referred to as the "Redemption Price." At least 20 but not more than 60 days prior to any Redemption Date, written notice shall be mailed, first class, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Company, notifying such holder of the number of shares so to be redeemed, calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice") and stating the Redemption Price for such shares to be redeemed. On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender its certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares, together with any accrued but unpaid dividends on such shares to the Redemption Date, shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Company (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

     (ii) Neither failure to mail a Redemption Notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any Redemption Notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

     (iii) If the Redemption Notice has been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock to be redeemed shall, prior to the close of business on the Redemption Date, give written notice to the Company pursuant to Section 7(c) of the conversion of any or all of the shares to be redeemed held by the holder, then the redemption shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7(c), whereupon any funds deposited by the Company, or on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in
Section 7 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from the trust.

     (d) No other Permitted Redemptions; No Defaults; Retirement.

     (i) Except as expressly provided in paragraphs (a) and (b) of this Section 4 and in Section 5(a), the Company shall have no right to redeem or exchange the shares of Series A Preferred Stock.

     (ii) No redemption, purchase or exchange shall be effected pursuant to Sections 4 or 5 if the effect of same would be to cause an event of default (or which, with notice, lapse of time or both would constitute an event of default) under the terms of any Indebtedness of the Company. For purposes of this statement of designation, "Indebtedness" of the Company as of any date shall mean and include all material recourse indebtedness for money borrowed of the Company or evidenced by notes, bonds, debentures or similar evidences of indebtedness of the Company.

     5. Exchange.

     (a) Subject to the restrictions in Section 5(e) below, shares of the Series A Preferred Stock shall be exchangeable at the option of the Company, in whole only, at any time, in redemption of and in exchange for the shares of the Series A Preferred Stock, for the Company's 9% Convertible Debentures (the "Debentures") in the manner provided in this Section 5. The Debentures will be subject to the terms and conditions of an indenture (the "Indenture") with an independent institutional trustee meeting the qualification requirements under the Trust Indenture Act of 1939, as amended, in customary form with terms and conditions substantially equivalent to those of the Series A Preferred Stock. The Debentures shall be convertible into Common Stock at the Conversion Price (as defined below).

     (b) The Debentures will be issued solely in redemption of and in exchange for shares of the Series A Preferred Stock at the rate of $1,000 principal amount of Debentures for each share of Series A Preferred Stock on the Debenture Exchange Date (as defined below).

     (c) Not less than 30 nor more than 60 days prior to each date fixed for the issue of Debentures in redemption of and in exchange for shares of the Series A Preferred Stock pursuant to this Section 5, a notice shall be given by first-class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be exchanged for Debentures at their respective addresses as the same shall appear on the books of the transfer agent for the Series A Preferred Stock, specifying the effective date of the exchange for the Debentures (the "Debenture Exchange Date") and the place where certificates for such shares are to be surrendered for Debentures and stating that dividends on such shares will cease to accrue on the Debenture Exchange Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

     (d) If notice of redemption and exchange has been given pursuant to this
Section 5 then (unless the Company shall default in issuing the Debentures in redemption of and in exchange for shares of the Series A Preferred Stock or shall fail to pay or set aside accrued and unpaid dividends on shares of the Series A Preferred Stock as provided in Section 5(e) and notwithstanding that any certificates for shares of the Series A Preferred Stock have not been surrendered for exchange), on the Debenture Exchange Date, the holders of such shares shall cease to be shareholders with respect to the shares and shall have no interest in or claims against the Company by virtue thereof (except the right to receive Debentures in exchange therefor and such accrued and unpaid dividends thereon to the Debenture Exchange Date), shall have no voting, conversion or other rights with respect to such shares, and such shares shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Company) of the certificates for shares of the Series A Preferred Stock in accordance with such notice, such certificates shall be exchanged for Debentures and such accrued and unpaid dividends in accordance with this Section 5. If notice of redemption and exchange has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock to be exchanged for Debentures shall, prior to the close of business on the Debenture Exchange Date, give written notice to the Company pursuant to Section 7(c) of the conversion of any or all of the shares to be redeemed and exchanged held by the holder, then the redemption and exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7(c), whereupon any funds deposited by the Company, or on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption and exchange of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from the trust.

     (e) Prior to giving notice of intention to exchange, the Company and the Trustee shall execute and deliver the Indenture, with such changes therein as may be required by law, or the rules of any securities exchange on which the Debentures are to be listed, if any. The Company will cause the Debentures to be authenticated on or before the first Debenture Exchange Date. Additionally, prior to giving the first notice of intention to exchange, the Company shall (i) register the Debentures for trading through The Depository Trust Company, (ii) list the Debentures for inclusion in the principal trading market in which the shares of the Series A Preferred Stock were trading, if any, immediately prior to such exchange, and (iii) arrange for the qualification of the Debentures under applicable securities and blue sky laws, to the extent necessary under such laws. If on the Debenture exchange Date the Company has failed to pay or set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of shares of the Series A Preferred Stock, all dividends accrued and unpaid on the shares of the Series A Preferred Stock to such Debenture Exchange Date then no shares of the Series A Preferred Stock shall be redeemed or exchanged for Debentures.

     (f) Prior to or upon the consummation of any exchange pursuant to this
Section 5, the holders shall have received an opinion from Company counsel, in form and substance reasonably satisfactory to the holders, that the Indenture
(i) has been duly authorized, executed and delivered by the Company and (ii) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (g) The Company agrees to indemnify and hold harmless each holder of Preferred Stock against any tax liabilities or other tax detriments occasioned by an exchange of the Series A Preferred Stock for Debentures.

     6. Voting Rights.

     (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to receive notice of each meeting of the shareholders of the Company and at each such meeting shall be entitled to the number of votes equal to (i) $500, divided by (ii) the then effective Conversion Price with respect to any and all matters presented to the shareholders of the Company for their action or consideration. Except as provided by law or by the provisions of subsections (b) and (c) below, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single voting group.

     (b) (i) Whenever, at any time or times, cash dividends shall be in arrears in an amount equal to six full consecutive quarterly dividends, the holders of the outstanding Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director of the Company at any meeting of shareholders of the Company called for the pur-pose of electing directors; provided, that if the number of directors on the Board of Directors shall be increased, such number of directors of the Company which the holders of Series A Preferred Stock shall have the right to elect shall be that number of directors (rounded downward, in the case of a non-integer result, to the then existing integer), and the replacements and any successors thereto, to the Board of Directors of the Company so that at all times the number of directors so elected shall be equal to the product obtained by multiplying (x) the number of directors constituting the Board of Directors of the Company at such time by (y) 1/7. Upon the vesting of such right of the holders of the Series A Preferred Stock, any applicable number of directors of the Company set forth in the Restated Articles of Incorporation or Restated By-Laws of the Company, as determined pursuant thereto, shall automatically be increased by one and the vacancy so created shall be filled immediately by vote of the holders of the outstanding Series A Preferred Stock as hereinabove set forth. Such right of the holders of the Series A Preferred Stock, voting separately as a class, to elect one member of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

     (ii) Upon any termination of the right of the holders of the Series A Preferred Stock as a class to vote for directors as herein provided, the term of office of any director then in office elected by the holders of Series A Preferred Stock voting pursuant to this Section 6 as a class shall terminate immediately.

     (iii) If the office of any director elected by the holders of the Series A Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the holders of the Series A Preferred Stock voting separately as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the director elected by the holders of the Series A Preferred Stock voting as a class shall end and the special voting powers vested in the holders of the Series A Preferred Stock as herein provided shall have expired, the number of directors shall be such a number as may be provided for in the Restated Articles of Incorporation or Restated By-Laws of the Company, or determined pursuant thereto, irrespective of any increase made pursuant to the foregoing provisions.

     (c) The Company shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a least a majority of the then outstanding aggregate number of shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a voting group.

     7. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Optional Conversion. Each share of Series A Preferred Stock may be converted at any time, and from time to time, at or prior to the Maturity Date, at the option of the holder thereof, in the manner hereinafter provided, into such number of shares of fully-paid and nonassessable shares of Common Stock as shall equal (i) the Liquidation Preference per share of Series A Preferred Stock divided by (ii) the then effective Conversion Price (as defined below); provided, however, that upon any redemption of any Series A Preferred Stock or any liquidation of the Company, the right of conversion, if not sooner exercised, shall terminate at the close of business on the business day preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock; provided, further, that if the initial sale and issuance by the Company of the Series A Preferred Stock shall be subject to the provisions of the HSR Act, no shares of Series A Preferred Stock may be converted at the option of the holder thereof until the required approval or waiver of waiting periods under the HSR Act shall have been obtained.

          (b) Conversion Price. The initial conversion price (the "Conversion Price") shall be equal to $18.20 per share, subject to adjustment as provided in Section 8.

          (c) Conversion Mechanics.

               (i) In order to exercise the conversion privilege, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent is at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restriction on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly authorized in writing. The "Conversion Date" for any such conversion shall be the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice of conversion. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (ii) of this
          Section 7(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

               (ii) The Company shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (ii), be issuable upon conversion of any Series A Preferred Stock, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (1) if the Common Stock is listed on any national securities exchange on the basis of the last closing price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the Conversion Date, or
          (2) if the Common Stock shall not be listed, on the basis of the last reported sale price of the Common Stock as reported by NASDAQ, or its successor, on the Conversion Date and if there is not such a last reported sale price, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

               (iii) From and after the Initial Issuance Date, the Company shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. For the purposes of this statement, "Initial Issuance Date" shall mean October 24, 1997.

               (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to receive accrued and unpaid dividends, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor.

     8. Anti-dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends. In case shares of Common Stock are issued after the Initial Issuance Date as a dividend or other distribution on any class of capital stock of the Company, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

          (b) Subdivisions and Combinations. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Price shall be reduced (in the event of a subdivision) or increased (in the event of a combination), by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date immediately preceding the effective date of such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination becomes effective.

          (c) Extraordinary Dividends, etc. In case the Company distributes, as dividends or otherwise, to any holders of its capital stock evidences of its indebtedness or assets (excluding any dividend or distribution which is permitted by Section 2(b) hereof and excluding regular quarterly cash dividends on the Common Stock not in excess of $1.64 per share per annum), the Conversion Price shall be reduced, effective immediately after the record date for the determination of shareholders entitled to receive such distribution, by multiplying the Conversion Price by a fraction of which the numerator shall be (x) the Fair Market Value per share of the Common Stock less (y) the Fair Market Value of such distribution, and the denominator shall be the Fair Market Value per share of the Common Stock.

          As used in this Section 8, "Fair Market Value" means:

               (i) in the case of securities for which a public market exists, the average, computed over the 30 trading days preceding the date as of which valuation is required, of (A) each day's closing price regular way for such securities as reported by the principal national securities exchange on which such securities are listed, (B) if such securities are not traded on a national securities exchange, each day's mean of the closing bid and ask prices for such securities as reported by the NASDAQ National Market System, (C) if such securities are not traded over such exchange or System, each day's mean of the closing bid and ask prices for such securities as reported by NASDAQ, and (D) if such securities are not traded on any such exchange or System or reported by NASDAQ, each day's mean of the closing bid and ask prices as reported by the National Quotation Bureau; and

               (ii) in the case of securities for which no public market exists and in all other cases, as determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

          (d) Reorganization, Reclassification, Merger and Consolidation. In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock) or in case of the consolidation or merger of the Company with another corporation or the sale of all or substantially all of the assets of the Company, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation or merger or sale of assets; and, in any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (e) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided in this Section 8, the Company shall forthwith file with the transfer agent for the Common Stock a statement signed by the chief financial officer for the Company stating that the Conversion Price shall be the price as adjusted pursuant to Section 8. Such statement shall include a statement of the then-current total amount of Fully Diluted Common Shares and the total amount of Fully Diluted Common Shares issued after the Closing Date. Whenever the Conversion Price is so adjusted, the Company shall cause written notice thereof to be mailed to the holders of record of the outstanding Series A Preferred Stock within 30 days of such adjustment.

          (f) Notice of Events. In case:

               (i) the Company shall declare any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends or distributions) to the holders of its Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

               (iii) of any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required or of the sale of all or substantially all of the assets of the Company; or

               (iv) of the Liquidation or voluntary or involuntary dissolution of the Company,

          then, and in any one of said cases, the Company shall cause at least ten days' prior notice to be mailed to the holders of record of the outstanding Series A Preferred Stock as of the date on which the books of the Company shall close, or a record be taken for such stock dividend, distribution or subscription rights or the date on which such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution is expected to become effective. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in said dividend, distribution or subscription rights, or the date as of which it is expected that holders of capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution.

     9. Special Right of Redemption Upon Change in Control.

     (a) If a Change in Control (as defined below) should occur with respect to the Company, each holder of shares of the Series A Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that a Change in Control has occurred, to require the Company to repurchase all, or any portion, of such holder's shares of the Series A Preferred Stock for a price per share equal to 101% of the Liquidation Preference thereof (the "Repurchase Price"), together with any accrued and unpaid dividends on such shares.

     (b) If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Company shall mail to each registered holder of a share of Series A Preferred Stock a notice setting forth details regarding the special right of the holders to have their shares of Series A Preferred Stock repurchased as a result of such Change in Control (the "Special Right Notice"). A holder of a share of Series A Preferred

Stock must exercise such repurchase right within the 45 day period after the mailing of the Special Right Notice by the Company or such special right shall expire. The repurchase date for shares so repurchased shall be the 45th day after the mailing of the Special Right Notice. Exercise of such repurchase right shall be irrevocable and no dividend on the shares of Series A Preferred Stock tendered for repurchase shall accrue from and after the repurchase date.

     (c) The Special Right Notice shall state: (i) the event constituting the Change in Control, (ii) the last date upon which holders may submit shares of Series A Preferred Stock for repurchase, (iii) the Repurchase Price, (iv) the Conversion Price then in effect under Section 7 and the continuing conversion rights, if any, under Section 7, (v) the name and address of any paying agent and conversion agent, (vi) that exercise of such conversion right shall be irrevocable and no dividends on shares of Series A Preferred Stock tendered for conversion shall accrue from and after the conversion date and (vii) that the consideration to be received shall be delivered within five business days after the last date upon which holders may submit Series A Preferred Stock for conversion.

     (d) As used herein, a "Change in Control" means (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, Daniel R. Baty or any person or entity controlled by Daniel R. Baty) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities that would entitle such person, entity or group to appoint or elect a majority of the Board of Directors of the Company; or (ii) individuals, who, as of the Initial Issuance Date, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Initial Issuance Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or (iii) the sale of all or substantially all of the assets of the Company which does not also result in the continued operation or management of such assets by the Company.

     10. No Reissuance of Series A Preferred Stock. All shares of Series A Preferred Stock acquired by the Company by reason of redemption, exchange, conversion, purchase or other-wise shall be retired as Series A Preferred Stock (and the number of authorized shares of Series A Preferred Stock shall be decreased to reflect such retirement) and the retired shares shall resume the status which they had prior to the adoption of this resolution fixing the number of shares of Series A Preferred Stock.

                                                                       Exhibit B


                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of October 24, 1997, is made and entered into by and among Emeritus Corporation, a Washington corporation (the "Company"), and the holders (collectively, together with their assigns, the "Holders") of the Preferred Stock (as defined herein).

     WHEREAS, concurrently with the issuance of the Preferred Stock the Company is entering into this Agreement to define the rights which exist among the Holders, on the one hand, and the Company, on the other, with respect to the Registrable Securities (as defined herein);

     NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     For purposes of this Agreement, the following terms shall have the following respective meanings (each such meaning to be equally applicable to the singular and plural forms thereof):

     "Agreement" means this Registration Rights Agreement.

     "Commission" shall mean the Securities and Exchange Commission, and any other similar or successor agency of the federal government at the time administering the Securities Act or the Securities Exchange Act.

     "Common Stock" means the Company's voting Common Stock, par value $.0001 per share.

     "Company" has the meaning assigned such term in the preamble hereto.

     "Convertible Debentures" means the Company's 9% Convertible Debentures due 2004.

     "Holders" has the meaning assigned such term in the preamble hereto.

     "Holders of Registrable Securities" shall mean a person who owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Preferred Stock" means the Company's Series A Convertible Exchangeable Redeemable Preferred Stock, $.0001 par value per share, issued to the Holders pursuant to a Preferred Stock Purchase Agreement, dated as of the date hereof, between the Company, as seller, and the Holders, as purchaser.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering, registering for sale any of the Registrable Securities and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means each share of Preferred Stock or if the Preferred Stock has been exchanged for Convertible Debentures, each Convertible Debenture, each share of Common Stock issuable upon conversion of such Preferred Stock or Convertible Debenture and, if such Preferred Stock or Convertible Debenture has been converted, each share of Common Stock issued in connection with such conversion; provided, that any security's status as a Registrable Security shall cease when the registration rights with respect to such security shall have terminated pursuant to Section 2.6.

     "Registration Statement" means any registration statement of the Company which registers for sale any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "Requisite Holders" means the holders, at any time, of the outstanding Registrable Securities representing more than 50% of the aggregate of Registrable Securities at the time outstanding.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                                   ARTICLE II

                               Registration Rights

     SECTION 2.1 Registration on Demand.

     2.1.1 Demand. At any time following October 24, 1998, upon the written request (each, a "Demand"; collectively, "Demands") of the Requisite Holders (the "Demand Holders") that the Company effect the registration under the Securities Act of the number of Registrable Securities specified by the Demand Holders, the Company shall, subject to the provisions hereof, use its best efforts to effect, as soon as practicable and in any event within 120 days after the Demand is received from the Demand Holders, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Demand Holders; provided, however, that no more than two (2) Demands may be made pursuant to this Section 2.1.1.

     2.1.2 Shelf Registration. At any time that the Company is eligible to use a short-form registration statement for registering securities for sale to the public at large, the Demand Holders may, at their option, request (the "Shelf Demand") that any registration statement effected pursuant to a Demand pursuant to Section to 2.1.1 be effected on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). The Company agrees to keep effective such registration statement (the "Shelf Registration Statement") until the earlier of (i) such date as of which all the Registrable Securities under the Shelf Registration Statement have been disposed of in the manner described in such reg-istration statement, and (ii) one year after the date on which such Shelf Registration Statement is declared effective.

     2.1.3 Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company shall include in any such registration statement all information which, in the opinion of counsel to the Company, is required to be included.

     2.1.4 Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holders or (iv) if a Shelf Registration Statement, if such registration statement has not been kept effective until the earlier of (i) such date as of which all of the Registrable Securities under such Shelf Registration Statement have been disposed of in the manner described in such registration statement and (ii) one year after the date on which such Shelf Registration Statement is declared effective.

     2.1.5 Limitations on Registration on Demand, Shelf Registrations. The Company shall not be required to prepare and file a registration statement pursuant to this Section 2.1 which would become effective within 120 days following the effective date of a registration statement (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering securities for sale to the public at large) filed by the Company with the Commission pertaining to an underwritten public offering of convertible debt securities or equity securities for cash for the account of the Company or another holder of securities of the Company. Notwithstanding anything in this Section 2.1 to the contrary, in no event shall the Company be required to effect in the aggregate, more than two registrations pursuant to this Section 2.1.

     2.1.6 Holders' Ability to Withdraw Registration Statement. The Holders of a majority of the Registrable Secu-rities to be included in such registration shall have the right to request that the Company not have a registration statement filed pursuant to a Demand declared effective. If the Demand Holders elect to pay or reimburse the Company for the Company's out-of-pocket expenses incurred in connection with such registration, such withdrawn registration statement shall not be counted for purposes of the requests for registration to which such Demanding Holder is entitled pursuant to Section 2.1.5 hereof.

     2.1.7 Selection of Underwriter. If a registration under this Section 2.1 is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall select a managing underwriter or underwriters of recognized national standing reasonably acceptable to the Company to administer the offering.

     2.1.8 Registration of Other Securities. A registration statement filed pursuant to the request of the Demand Holders may, subject to the provisions of
Section 2.5 hereof, include (i) Registrable Securities of Holders not making a demand pursuant to this Section 2.1 and (ii) other securities of the Company with respect to which registration rights have been granted and may include securities of the Company being sold for the account of the Company.

     2.1.9 Suspension. The Company may delay, suspend or withdraw the registration of the Registrable Securities required pursuant to this Section 2.1 or the preparation or furnishing of a supplemental or amended prospectus pursuant to Section 2.3(i) for a period not exceeding 90 days if the Company shall in good faith determine that any such registration would require the Company to include disclosure that would reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or any merger, consolidation, tender offer, reorganization or similar transaction, or any other material corporate event contemplated by the Company. In addition, the Company shall not be required to register Registrable Securities on a date on which, under the general rules and regulations of the Commission as advised by counsel, the inclusion therein, by incorporation or by reference, of financial statements of the Company contained in the annual or quarterly report of the Company most recently filed with the Commission would not be permitted, provided that this exception shall not permit delay or suspension of registration beyond the filing of the next required annual or quarterly filing under the Securities Exchange Act.

     SECTION 2.2 Incidental Registration. If the Company, at any time or any one or more occasions after the date of this Agreement, proposes to register (other than pursuant to Section 2.1) any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering securities for sale to the public at large), the Company shall give not less than 15 days' nor more than 90 days' prior written notice to each Holder of Registrable Securities of its intention to do so. Upon the written request of any Holder of Registrable Securities given within 15 days after receipt of such notice from the Company, the Company will use its best efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2 shall state the number of Registrable Securities requested to be registered and the intended method of distribution thereof. In connection with any registration subject to this
Section 2.2, the Holders shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are reasonably requested by the representative of the underwriters. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include any securities in such registration. Notwithstanding any other provision of this Agreement, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 2.5 hereof.

     No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect the registration required under Section 2.1.

     SECTION 2.3 Registration Procedures. In connection with the registration of any Registrable Securities in accordance with this Section 2, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Commission within the time limits prescribed herein a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary and use its best efforts to keep such Registration Statement continuously effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented; the Company shall not be deemed to have used its best efforts to keep a registration statement effective during a period if it voluntarily takes any action that results in participating Holders not being able to sell such Registrable Securities during such period, unless such action (i) is required under applicable law or (ii) is determined in good faith by the Board of Directors of the Company to be in the Company's best interest;

          (c) notify the Holders of Registrable Securities and underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance (or, to the Company's best knowledge, the threat or contemplation) by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

          (d) use every reasonable effort to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (e) furnish to each seller and to each duly authorized broker or underwriter of each seller such number of authorized copies of a Prospectus, including copies of a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other customary documents as such seller, broker or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

          (f) use its best efforts to register or qualify (and to keep each such registration and qualification effective, including through new filings, renewals or amendments, during the period such registration statement is required to be kept effective) the securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other reasonable acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation, or to consent to the jurisdiction of any court or subject itself to suit in any jurisdiction wherein it is not qualified;

          (g) before filing the Registration Statement or Prospectus or amendments or supplements thereto, furnish to counsel for the Holders of Registrable Securities included in such Registration Statement copies of all such documents proposed to be filed, all of which shall be subject to the review and comment of such counsel in the exercise of their reasonable judgment;

          (h) use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities exercising jurisdiction over the Company as may be necessary to enable the seller or sell-ers thereof to consummate the disposition of such Registrable Securities;

          (i) notify each seller of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the written request of any such seller, promptly prepare and furnish to such seller and each underwriter a reasonable number of copies of a Prospectus supplemented or amended (whereupon all previous versions of the Prospectus shall not be used by such seller or underwriter and shall be promptly returned to the Company or destroyed) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (j) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) use its best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by the Company are then listed or quoted, if the listing or quoting of such Registrable Securities is then permitted under the rules of such exchange;

          (l) provide a transfer agent, registrar and/or trustee, as applicable, for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

          (m) cooperate with the selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, or holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least ten business days prior to any other such sale;

          (n) enter into such reasonable and customary agreements (including an underwriting agreement in customary form) and take such other reasonable and customary actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

          (o) provide copies of any opinions from the Company's counsel and "cold comfort" letters from the Company's independent public accountants delivered to the underwriters, if any;

          (p) upon execution and delivery of such confidentiality agreements as the Company shall reasonably request (which agreement shall not restrict any such person's obligations under applicable securities laws), make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, all as necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; and

     If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     SECTION 2.4 Expenses. All expenses incurred in effecting the registrations (whether or not such registrations are consummated) provided for in this Article II, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration (including the costs of any comfort letters) and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection 2.3(f) hereof, the costs and expenses associated with the filing required to be made by the NASD , transfer taxes, fees of transfer agents, registrars and trustees, costs of insurance (but excluding underwriting discounts and commissions to the extent they relate to Registrable Securities), duplicating fees, delivery expenses, expenses incurred with the listing of the securities on any securities exchange, shall be paid by the Company; provided, however, that such expenses shall be paid by the Company with respect to only one (1) of the two (2) registrations provided for in
Section 2.1.1 and shall otherwise be paid by the Holders of Registrable Securities whose Registrable Securities are included, pro rata in proportion to such shares included.

     SECTION 2.5 Marketing Restrictions. If (i) any Holder of Registrable Securities requests registration of Registrable Securities under Section 2.1 or 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the rights of the Company, the Holders of Registrable Securities and the holders of other securities having the right to include such securities in such registration to participate in such offering shall be as follows:

          If such registration shall have been proposed by the Company, (i) the Company shall be entitled to participate in such registration first; and
     (ii) then Holders of Registrable Securities and other holders of securities of the Company shall be entitled to participate in such registration (pro rata based on the number of shares of Common Stock held by each Holder and other holders of securities (on an as converted basis) and in accordance with other relative priorities, if any, as shall exist among them). If such registration shall have been requested by the Demand Holders of Registrable Securities pursuant to Section 2.1 hereof, (i) the Holders of Registrable Securities shall be entitled to participate in such registration (pro rata based on the number of Registrable Securities held by each) first; and (ii) then the Company and other security holders of the Company entitled to participate will be entitled to participate in such registration (with the holders of such securities being entitled to participate in accordance with the relative priorities, if any, as shall exist among them), in each case with further pro rata allocations to the extent any such person has requested registration of fewer securities than such person is entitled to have registered so that the number of securities to be included in such registration will not exceed the Maximum Amount. If such registration shall have been requested by the holders of other securities pursuant to a right granted by the Company to request such registration, (i) the holders requesting such registration shall be entitled to participate in such registration (with such holders being entitled to participate in accordance with the relative priorities, if any, as shall exist among them) first; and
     (ii) then the Holders of Registrable Securities, the Company and other holders of securities of the Company shall be entitled to participate in such registration (pro rata based on the number of shares of Common Stock held by each Holder, the Company and other holders of securities (on an as converted basis) and in accordance with the other relative priorities, if any, as shall exist among them), in each case with further pro rata allocations to the extent any such person has requested registration of fewer securities than such person is entitled to have registered so that the number of securities to be included in such registration will not exceed the Maximum Amount;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act (but excluding any issuance of shares pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering capital stock for sale to the public at large) until the expiration of 90 days after the effective date of the Registration Statement in which Registrable Securities were included pursuant to Section 2.2 or such shorter period as may be acceptable to the Company and the Holders of a majority of the Registrable Securities who may be participating in such offering.

     SECTION 2.6 Termination of Rights. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, (b) written opinion(s), to the effect that such Registrable Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sale, shall have been received from counsel for the Company reasonably acceptable to the Holders of a majority of such Registrable Securities, or (c) such Registrable Securities have been sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a restrictive legend.

     SECTION 2.7 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities as soon as practicable, make publicly available other information so long as such information is necessary to permit sales under Rule
144), and will take such further actions as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 2.8 Indemnification. (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such Registration Statement, its directors and officers or general and limited partners (and the directors and officers thereof) (each, a "Person"), each person who participates as an underwriter or qualified independent underwriter/pricer ("independent underwriter"), if any, in the offering or sale of such securities, each officer, director or partner of such underwriter or independent underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement approved by the Company (which such approval shall not be unreasonably withheld or delayed)) to which such seller, any such director or officer or general or limited partner or any such underwriter or independent underwriter, such officer, director or partner of such underwriter or independent underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus (together with the documents incorporated by reference or filed with the Commission) and any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal or state rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse as incurred such seller and each such director, officer, general or limited partner, underwriter, independent underwriter, director, or officer or partner of such underwriter or independent underwriter and controlling person for any legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter, director or officer or partner of such underwriter or independent underwriter or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (a) any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter, director or officer or partner of such underwriter or independent underwriter or controlling person, expressly for use in the preparation thereof or (b) the failure of any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter or controlling person, to comply with any legal requirement applicable to him to deliver a copy of a Prospectus or any supplements or amendments thereto after the Company has made such documents available to such Persons. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of such securities by such seller.

     (b) The Company, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company and its directors and officers and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons (within the meaning of the Securities Act) with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or information has been furnished in writing to the Company or its representative by or on behalf of such seller or underwriter expressly for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement; provided, however, that the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such Person upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such claim. Such indemnity shall remain in full force and effect following the transfer of such securities by such seller.

     (c) As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; provided that the indemnified parties shall have the right to employ one counsel (in each case together with appropriate local counsel) (such counsel to be selected by the Holders of a majority of the Registrable Securities included in such registration) to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists or may exist in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid as incurred by the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed.

     (d) Indemnification similar to that specified in the preceding paragraphs of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

     (e) If the indemnification provided for in this Section 2.8 is unavailable or insufficient to hold harmless an indemnified party under Section 2.8(a) or
(b) of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.8(a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 2.8(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 2.8(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 2.8(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this
Section 2.8(e)
of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 2.8(e), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 2.8(c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this
Section 2.8(e), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. Notwithstanding anything in this Section 2.8(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     (f) The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registrable Securities by any such party.

     SECTION 2.9 Agreements of Holders. (a) Each Holder of Registrable Securities shall advise the Company of the dates on which any disposition of Registrable Securities hereunder is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition, and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the Commission.

     (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of a notice from the Company under
Section 2.3(i) of the Company's becoming aware that the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Holder shall not dispose of, sell or offer for sale Registrable Securities under the Registration Statement until such Holder receives (i) copies of the supplemented or amended Prospectus or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed, and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     (c) If so directed by the Company in connection with a notice under Section 2.3(i), each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in this Article II shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder covered by the Registration Statement shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus.

                                   ARTICLE III

                        Changes in Registrable Securities

     If, and as often as, there is any change in the Registrable Securities by way of a combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

                                   ARTICLE IV

                  Representations and Warranties of the Company

     The Company represents and warrants to the Holders of the Registrable Securities as of the date of this Agreement as follows:

          (a) Due Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action.

          (b) Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

          (c) No Violation. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, by the Company does not violate any provision of law, any order of any court or other agency of government, any organizational document of the Company or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company which violation, conflict, breach or default or lien, charge, restriction or encumbrance would have a material adverse effect on the business, condition (financial or otherwise) of the Company taken as a whole.

          (d) Government Action. No action has been taken and no statute, rule or regulation or order has been enacted, no injunction, restraining order or order of any nature has been issued by a federal or state court of competent jurisdiction and no action, suit or proceeding is pending against or affecting or threatened against, the Company before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would in any manner draw into question the validity of this Agreement. Other than filings required with the Commission and under state securities laws, no action or approval by, or filing or registration with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement by the Company.

                                    ARTICLE V

                              Benefits of Agreement

     The obligations of the Company under this Agreement shall inure to the benefit of, and be enforceable by, the initial Holders and their successors and assigns without any further action on the part of any party hereto.

                                   ARTICLE VI

                                  Miscellaneous

     SECTION 6.1 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed or telecopied, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

          (i) if to the Company, 3131 Elliot Avenue, Suite 500, Seattle, Washington 98121, Attention: Kelly J. Price; with a copy to Perkins & Coie, 1201 Third Avenue, Seattle, Washington 98101, Attention: Michael E. Stansbury, Esq.

          (ii) if to an initial Holder of Registrable Securities, at such address as may have been furnished to the Company in writing by such Holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

     SECTION 6.2 Waivers; Amendments. No failure or delay of any Holder of Registrable Securities or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such Holder and the Company are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived with (and only with) the written consent of the Company and a majority of the Holders of Registrable Securities outstanding (exclusive of Registrable Securities then owned by the Company or any subsidiary thereof). No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     SECTION 6.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

     SECTION 6.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Holders of Registrable Securities and shall continue in full force and effect so long as this Agreement is in effect regardless of any investigation made by such Holders. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     SECTION 6.5 Covenants to Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not.

     SECTION 6.6 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 6.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.9 Termination. The obligations of the Company to register the Registrable Securities hereunder shall terminate in accordance with the terms of this Agreement.

     SECTION 6.10 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, and any other agreements or understandings as to securities registration or similar rights among the parties hereto are hereby terminated.

     SECTION 6.11 No More Favorable Agreements. The Company has not previously, and will not hereafter, enter into any agreement with respect to its securities with any person which grants such person rights that are, taken as a whole, more favorable than the rights granted to the Holders in this Agreement.

     SECTION 6.12 Submission to Jurisdiction; Venue. (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to CT Corporation Systems at its address at 1633 Broadway, New York, New York 10019, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

                                     EMERITUS CORPORATION


                                      By:/s/ Kelly J. Price
                                         ------------------------
                                         Name:  Kelly J. Price
                                         Title: Vice President of Finance,
                                                Chief Financial Officer and
                                    Secretary

HOLDERS:

MERIT PARTNERS, LLC


By:  MERIT OPERATING, LLC


By:  NORTHSTAR OPERATING, LLC


By: /s/ David Hamamoto
    ------------------------------
       Name:  David Hamamoto
       Title: Authorized Signatory

                                                                       Exhibit C

                             SHAREHOLDERS' AGREEMENT


     SHAREHOLDERS' AGREEMENT, dated as of October 24, 1997, by and among Emeritus Corporation, a Washington corporation (the "Company"), Daniel R. Baty and B.F., Limited Partnership (collectively, "Baty") and Merit Partners, LLC, a New York limited liability company ("Northstar").


                                R E C I T A L S:

     A. The Company and Northstar are parties to a Preferred Stock Purchase Agreement, dated as of the date hereof, between the Company, as seller, and Northstar, as purchaser (the "Purchase Agreement"), pursuant to which the Company is issuing and Northstar is acquiring 25,000 shares of the Company's Series A Convertible Exchangeable Redeemable Preferred Stock, par value $.0001 per share (the "Preferred Stock").

     B. The parties hereto desire to provide for, among other things, certain matters relating to the management of the Company, the ownership and transfer of the Preferred Stock and the rights and remedies of Northstar.

                               A G R E E M E N T:

     The parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     Definitions. The following terms, as used herein, have the following meanings:

     "Affiliate" means, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

     "Baty" is defined in the first paragraph of this Agreement.

     "Capital Stock" means the Preferred Stock and any Common Stock into which the Preferred Stock or Convertible Debentures are convertible.

     "Change of Control" means, as to any Person, a change, shift or transfer of Control with respect to such Person (including any change in the Control of any entity Controlling such Person).

     "Common Stock" means the common stock, par value $.0001 per share, of the Company.

     "Company" is defined in the first paragraph of this Agreement.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

     "Convertible Debentures" means the Company's 9% Convertible Debentures due 2004.

     "Designation" means that certain statement of rights and preferences and other characteristics of the Preferred Stock pursuant to which the Preferred Stock was authorized by the Company.

     "Initial Northstar Director" shall mean David Hamamoto.

     "1933 Act" means the Securities Act of 1993, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Northstar" is defined in the first paragraph of this Agreement.

     "Northstar Director" shall mean the Initial Northstar Director and any person chosen by Northstar and reasonably acceptable to the Company to be added to the Company's Board of Directors as provided for herein.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" is defined in Recital A of this Agreement.

     "Restricted Period" is defined in Section 2.1(b) of this Agreement.

     "Restricted Person" is defined in Section 2.1(c) of this Agreement.

     "Right of First Refusal" is defined in Section 2.1(c) of this Agreement.

     "Right of First Refusal Notice" is defined in Section 2.1(d) of this Agreement.

     "Tag-Along Sale" is defined in Section 2.2(a) of this Agreement.

     "Tag-Along Sale Date" is defined in Section 2.2(b) of this Agreement.

     "Transfer" means any direct or indirect transfer, sale, conveyance, pledge, hypothecation or other disposition, including, without limitation, any of the foregoing which occurs by virtue of any Change of Control.


                                   ARTICLE II

                   RESTRICTIONS ON TRANSFER; TAG-ALONG RIGHTS


     SECTION 2.1. Transfers by Northstar. (a) Northstar shall not Transfer any Capital Stock owned by it except as expressly permitted in this Section 2.1.

     (b) Northstar agrees that for a period of twelve (12) months from the date hereof (the "Restricted Period"), it will not Transfer any or all of the Capital Stock.

     (c) After the Restricted Period, Northstar may Transfer any or all of the Capital Stock to any Person and on any terms without the consent of the Company; provided, however, that in the event of any Transfer to any Person that at the time of the Transfer is, or would become upon acquisition of any Capital Stock, required to file under Section 13(d) of the 1934 Act (such Person, a "Restricted Person"), the Company shall have a right of first refusal ("Right of First Refusal") in respect of any such Transfer as provided in paragraph (d) below.

     (d) In the event Northstar at any time after the Restricted Period receives and determines to accept an offer from a Restricted Person to purchase any or all of the Capital Stock held by Northstar, Northstar shall deliver a written notice to the Company (a "Right of First Refusal Notice") of such offer which sets forth the number of shares of Capital Stock to be sold, the price at which they are to be sold and any other terms and conditions of the offer. The Company shall have seven (7) days following its receipt of the Right of First Refusal Notice to elect to exercise its Right of First Refusal to purchase the Capital Stock on the same terms, conditions and provisions set forth in the Right of First Refusal Notice (the actual date of exercise, the "Exercise Date"). If the Company shall so elect to exercise its Right of First Refusal, the Company shall, within 21 days of the Exercise Date, (i) enter into a binding agreement with Northstar to consummate the purchase upon substantially the same terms and conditions as set forth in the Right of First Refusal Notice and (ii) pay to Northstar an amount equal to 25% of the aggregate purchase price, it being understood that the balance of the purchase price shall be paid by the Company to Northstar, with interest at a rate of 9%, within 90 days of the Exercise Date.

     (e) Failure by the Company so to exercise its Right of First Refusal shall constitute a waiver of the Company's Right of First Refusal as to that offer, and Northstar shall have the right to consummate the transaction set forth in the Right of First Refusal Notice on substantially the terms and at a purchase price equal to or greater than the purchase price therein set forth, and, upon closing of such transaction, the Company's Right of First Refusal shall terminate with respect to such Right of First Refusal Notice. If (A) the closing under the Right of First Refusal Notice shall not occur within 45 days of the earlier of (x) the expiration of the seven-day period specified in paragraph (d) above for the exercise of the Right of First Refusal and (y) the date upon which the Company shall notify Northstar in writing that the Company does not elect to purchase the Capital Stock pursuant to the terms set forth in the Right of First Refusal Notice or (B) Northstar intends to sell the Capital Stock to a Restricted Person with terms, conditions or provisions not substantially as set forth in the Right of First Refusal Notice or at a purchase price less than the purchase price set forth in the Right of First Refusal Notice, then in any such event, Northstar shall again comply with the provisions set forth in Section 2(d).

     (f) In the event that such Restricted Person acquires Capital Stock from Northstar, such Restricted Person, as a condition to closing such acquisition, shall enter into an agreement reasonably satisfactory to the Company to be bound by the provisions of Section 2.1 (excluding, however, Section 2.1(b) hereof) and
Article IV of this Agreement.

     SECTION 2.2. Tag-Along Provisions. (a) If at any time Baty shall receive and determine to accept any offer from any Person to purchase or otherwise transfer for value, in one transaction or a series of related transactions, shares of Common Stock representing 50% or more of the Common Stock owned by Baty (a "Tag-Along Sale"), then Baty shall afford Northstar the opportunity to participate in such Tag-Along-Sale in the manner set forth in this Section 2.2.

     (b) Baty shall provide Northstar with written notice of the proposed Tag-Along Sale which sets forth the number of shares of Common Stock proposed to be sold, the price at which they are to be sold, and any other terms or conditions of the offer, not more than 60 days nor less than 30 days before the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date").

     (c) Northstar shall have the right to cause Baty to condition the Tag-Along Sale on the simultaneous purchase by the purchaser of such number of shares of Common Stock owned by Northstar as Northstar shall designate in a written notice to Baty no less than 20 days after the notice given in accordance with Section 2.2(b); provided, however, that Northstar may not so designate for purchase a number of shares of Common Stock greater than the number owned by Northstar, multiplied by a fraction the numerator of which is the number of shares of Common Stock then outstanding and owned by Baty which are subject to the Tag-Along Sale and the denominator of which is the total number of shares of Common Stock then outstanding and owned by Baty. The purchase price for each share of the Company's Common Stock to be sold by Northstar at the Tag-Along Sale and the terms of such purchase shall be the same as those applicable to Baty.

     SECTION 2.3. Transfers to Comply with Laws. Notwithstanding any contrary provision herein, Northstar may not Transfer or offer to Transfer any shares of Capital Stock (or solicit any offers to Transfer any shares of Capital Stock), except in compliance with the 1933 Act, as amended, and rules and regulations promulgated thereunder and in compliance with any applicable state securities laws and rules and regulations promulgated thereunder.




                                   ARTICLE III

                    BOARD OF DIRECTORS; CORPORATE GOVERNANCE


     SECTION 3.1. Board of Directors. (a) From and after the date hereof, the Company and Baty shall take all such action as may be necessary to increase the number of directors comprising the Company's Board of Directors so as to allow for the nomination and election of the Northstar Directors at the times and as specified below:

     (i) as soon as practicable after the execution of this Agreement, the Initial Northstar Director shall be added to the Company's Board of Directors;

     (ii) at such time as Northstar invests at least an additional $25,000,000 (whether in the form of indebtedness or equity) into the Company or any Affiliate of the Company, an additional Northstar Director shall be added to the Company's Board of Directors.

     (iii)if at any time after the date hereof the number of members of the Board of Directors of the Company is increased, additional Northstar Directors shall be added to the Company's Board of Directors so as to maintain Northstar's representation at a fraction not less than one-seventh (1/7) of entire Board of Directors.

     (b) Northstar's right to have one or more Northstar Directors added to the Company's Board of Directors will terminate if (i) (x) it has sold of record any of its initial investment in the Capital Stock (or the Convertible Debentures for which it has been exchanged) and (y) the remaining shares of Capital Stock held by Northstar represents less than 5% of the outstanding Common Stock (on a fully diluted basis), (ii) there is a Change of Control of Northstar or (iii) Northstar is unable to exercise independent voting control over the shares of Capital Stock owned by it.

     (c) For so long as Northstar shall be entitled to the benefits of Section 3.1(a) of this Agreement, Northstar agrees not to exercise its rights as provided for in Section 6(b) of the Designation. At such time as Northstar or any holder of the Preferred Stock is no longer entitled to the benefits of
Section 3.1(a) of this Agreement, Northstar or such holder, as the case may be, shall be entitled to exercise the rights set forth in Section 6(b) of the Designation.

     SECTION 3.2. Corporate Governance. (a) For so long as there has been no Change of Control of Northstar and Northstar retains the power to vote the shares comprising at least 50% of its initial investment, approval by the Company's Board of Directors will be required for all material decisions, including, but not limited to, the following:

     (i) the incurrence by the Company or any Subsidiary of any indebtedness in an amount exceeding that which is permitted by the resolutions of the Board of Directors of the Company adopted on February 20, 1997;

     (ii) any investment by the Company or any Subsidiary in an amount exceeding that which is permitted by the resolutions of the Board of Directors of the Company adopted on February 20, 1997;

     (iii)the liquidation, dissolution or winding up of the Company or any Subsidiary;

     (iv) a sale or other disposition of all or substantially all of the assets of the Company, other than to any Subsidiary;

     (v) the merger or consolidation of the Company, other than any such merger or consolidation between or among any of the Company (so long as the Company shall be the surviving corporation) and any Subsidiary;

     (vi) any affirmative action that would result in a fundamental change in the nature of the business conducted by the Company or any Subsidiary, other than actions compelled by law, rule, regulation, order or decree;

     (vii)the entry by the Company or a Subsidiary into any material transaction with an Affiliate; and

     (viii) any amendment to the restated articles of incorporation or restated by-laws of the Company which adversely affects the rights of Northstar under this Agreement.

     (b) Until October 24, 2001, the Company shall not, without the approval of the Northstar Directors (i) issue shares of any equity security that are senior or pari pasu to the Preferred Stock as to dividends or liquidation rights or
(ii) declare or pay any dividends on any of the Company's Common Stock. Section 8(c) of the Designation shall apply to any dividends paid pursuant to such consent.


                                   ARTICLE IV

                              STANDSTILL PROVISIONS


     SECTION 4.1. Restrictions of Certain Actions by Northstar. (a) Unless consented to in advance by the Company, Northstar will not, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are defined in Section 13(d)(3) of the 1934 Act), directly or indirectly acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any voting securities of the Company other than the Preferred Stock and the Common Stock into which the Preferred Stock and Convertible Debentures are convertible, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction.

     (b) If Northstar or any of its Affiliates owns or acquires any voting securities in violation of this Agreement, such voting securities shall immediately be disposed of to persons who are not Affiliates thereof but only in compliance with the provisions of this Agreement; provided, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

     (c) Northstar will cause (i) any Person acquiring Capital Stock from Northstar representing more than 25% of Northstar's initial investment or (ii) any Restricted Person acquiring an interest in the Company from Northstar to agree to be bound by provisions similar to those contained in this Article IV and in Section 2.1 of this Agreement (excluding however, Section 2.1(b) hereof).

     (d) The provisions of this Article IV will terminate as follows:

          (i) if the Company commits a material breach of its obligations under this Agreement, 30 days after written notice by Northstar to the Company of such breach unless the Company cures such breach within such 30-day period; and

          (ii) 18 months after the date on which Northstar ceases to hold Capital Stock representing 5% of the outstanding Common Stock (on a fully diluted basis).


                                    ARTICLE V

                                  MISCELLANEOUS


     SECTION 5.1. Legends. Each certificate evidencing any of the Preferred Stock shall bear a legend substantially as follows:

     The shares represented by this certificate are subject to the terms and conditions of a certain Shareholders' Agreement dated as of October 24, 1997, as at any time amended, which Shareholders' Agreement contains, among other things, certain restrictions on the transfer of such shares and restrictions on acquiring additional securities of the Company. A copy of such Shareholders' Agreement is on file at the principal executive office of the Company and will be furnished to the holder of this certificate upon request and without charge.

     SECTION 5.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the party sending the communication. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mail registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, where delivered at the address specified in this Section.

     SECTION 5.3. Amendments and Waivers. Any provision of this agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. Any provision of this agreement may be waived if, but only if, such waiver is in writing and is signed by each of the parties hereto.

     SECTION 5.4. Successors and Assigns. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of rights under this agreement will be valid unless made in connection with a contemporaneous Transfer of Capital Stock which is not prohibited by this agreement. The Company may not assign or otherwise transfer any of its rights under this agreement.

     SECTION 5.5. Captions. The captions of this agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

     SECTION 5.6. Counterparts; Effectiveness. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5.7. GOVERNING LAW. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     (b) THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     (c) Upon breach or default by the Company with respect to any obligation hereunder, Northstar (or its agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     SECTION 5.8. Severability. Any term or provision of this agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this agreement, or affecting the validity or enforceability of any of the terms or provisions of this agreement in any other jurisdiction.

     SECTION 5.9. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 5.10. No Reliance. Each party hereto acknowledges that it has obtained separate advice with respect to the legal, tax and accounting consequences of the transactions contemplated by this Agreement, and that it has neither sought nor relied upon any such advice from any other party hereto or its Affiliates.

     SECTION 5.11. Entire Agreement. This Agreement and agreements executed contemporaneously herewith constitute the entire agreement among the parties with respect to the subject matter hereof, and, as of the date hereof, there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              EMERITUS CORPORATION


                              By: /s/ Kelly J. Price
                                  ------------------------------
                                  Name:  Kelly J. Price
                                  Title: Vice President of Finance,
                                         Chief Financial Officer and Secretary


                              Emeritus Corporation
                              3131 Elliot Avenue, Suite 500
                              Seattle, Washington  98121
                              Attn:  Kelly J. Price
                              Telephone:   (206) 298-2909
                              Telecopier:  (206) 301-4500


                              DANIEL BATY

                              /s/ Daniel R. Baty
                              ----------------------------
                              Daniel R. Baty

                              3131 Elliot Avenue, Suite 500
                              Seattle, Washington  98121
                              Telephone:   (206) 298-2909
                              Telecopier:  (206) 301-4500


                              B.F., LIMITED PARTNERSHIP


                              By: /s/ Daniel R. Baty
                                  -------------------------------
                                  Name:  Daniel R. Baty
                                  Title: General Partner


                              B.F., Limited Partnership
                              3131 Elliot Avenue, Suite 500
                              Seattle, Washington  98121
                              Attn:  Daniel R. Baty
                              Telephone:   (206) 298-2909
                              Telecopier:  (206) 301-4500

                              MERIT PARTNERS, LLC


                              By:  MERIT OPERATING, LLC


                              By:  NORTHSTAR OPERATING, LLC


                              By: /s/ David Hamamoto
                                  -------------------------------
                                  Name:  David Hamamoto
                                  Title: Authorized Signatory


                              Merit Partners, LLC
                              299 Park Avenue, 33rd Floor
                              New York, New York  10022
                              Attn:  Richard J. Sabella
                              Telephone:   (212) 821-4602
                              Telecopier:  (212) 821-4517